                                                                    Exhibit 99.1


                              EXCHANGE AGENCY AGREEMENT


          This Agreement is entered into as of _____________, 1999 between IBJ Whitehall Bank & Trust Company, a banking corporation organized under the laws of the State of New York, as Exchange Agent (the "Agent") and Metromedia Fiber Network, Inc. a corporation organized under the laws of the State of Delaware (the "Company").

          The Company proposes to exchange (the "Exchange Offer") $650,000,000 aggregate principal amount of its 10% Series B Senior Notes due 2008 (the "Exchange Notes"), in exchange for an equal aggregate principal amount of its outstanding 10% Series A Senior Notes due 2008, (the "Initial Notes") pursuant to the Registration Rights Agreement dated as of November 25, 1998. The terms and conditions of the Exchange Offer as currently contemplated are set forth in a prospectus dated ______, 1999 (the "Prospectus"), proposed to be distributed to all record holders of the Initial Notes. The Initial Notes and the Exchange Notes are collectively referred to herein as the "Securities."

          The Exchange Offer will terminate at 5:00 p.m. New York City Time on _____________, 1999, unless extended by the Company in its sole discretion (the "Expiration Date"). The Exchange Notes are to be issued by the Company pursuant to the terms of an Indenture dated as of November 25, 1998 (the "Indenture") between the Company and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee").

          Subject to the provisions hereof, the Company hereby appoints and the Agent hereby accepts the appointment as Agent for the purposes of receiving, accepting for delivery and otherwise acting upon tenders of the Initial Notes (the "Certificates") in accordance with the form of Letter of Transmittal attached to the Prospectus (the "L/T") and with the terms and conditions set forth herein and under the caption "The Exchange Offer" in the Prospectus.

          The Company expressly reserves the right to extend, amend or terminate the Exchange Offer, and not to accept for exchange any Initial Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified in the Prospectus under the caption "The Exchange Offer---Terms of the Exchange Offer ---Conditions." The Company will give oral (confirmed in writing) or written notice of any extension, amendment, termination or nonacceptance to the Agent as promptly as practicable.

          The Agent has received the following documents in connection with its appointment (the "Exchange Offer Documents"):

               (1)  L/T
               (2)  a form of Notice of Guaranteed Delivery


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                                                                               2


               (3)  the Prospectus
               (4)  Tax Guidelines
               (5)  A cover letter to Clients
               (6)  A cover letter to DTC Participants

          The Agent is authorized and hereby agrees as follows:

               (a) to establish an account with respect to the Initial Notes at the Depository Trust Company ("DTC") for purposes of the Exchange Offer within two business days after the date of the Prospectus, and any financial institution that is a participant in DTC's systems shall be able to make book-entry delivery of Initial Securities by causing DTC to transfer such Initial Securities into the Agent's account in accordance with DTC's procedure for such transfer;

               (b) that tenders of Initial Notes may be made only as set forth in the L/T and in the section of the Prospectus captioned "The Exchange Offer--Terms of the Exchange Offer" and Initial Notes shall be considered properly tendered to the Agent only when tendered in accordance with the procedures set forth herein and therein;

               (c) to address, and deliver by hand or next day courier, a complete set of the Exchange Offer Documents to each person who, prior to the Expiration Date, is or becomes a registered holder of Initial Notes promptly after such person becomes a registered holder of Initial Notes;

               (d) to receive all tenders of Initial Notes made pursuant to the Exchange Offer and stamp the L/T with the day, month and approximate time of receipt;

               (e) to examine each L/T and Initial Notes received or agent's message (as defined in the Prospectus) and book-entry transfer, as the case may be to determine whether: (i) the L/T and any such other documents are duly executed and properly completed in accordance with instructions set forth therein and book-entry confirmations are in due and proper form and contain the information required to be set forth therein and (ii) the Initial Notes have otherwise been properly tendered. In each case where the L/T or any other document has been improperly completed or executed or book-entry confirmations are not in due and proper form and do not contain adequate information or any of the certificates for Initial Notes are not in proper form for transfer or some other irregularity in connection with the acceptance of the Exchange Offer exists, you will endeavor to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be necessary or advisable to cause such irregularity to be corrected. The Agent shall be entitled to rely on the electronic messages sent by DTC regarding ATOP delivery of the Notes to the Agent's account at DTC from the DTC participants listed on the DTC position listing provided to the Agent;

               (f) to take such actions necessary and appropriate to correct any irregularity or deficiency associated with any tender not in proper order;

               (g) to follow instructions given by the Chief Executive Officer, the President, the Senior Vice President, any Executive Vice President, or any Vice President of the Company or any other party designated by such an officer in writing (the "Designated Officers"), with respect to the waiver of any irregularities or deficiencies associated with any tender;

               (h) to hold all valid tenders subject to further instructions from any Designated Officer;

               (i) to render a report via facsimile, in the form of Exhibit A attached hereto, on each business day during the Exchange Offer to Howard Finkelstein, President and Chief Operating Officer at Metromedia Fiber Network, Gerard Benedetto, Chief Financial Officer at Metromedia Fiber Network, Arnold Wadler, Executive Vice President, General Counsel and Secretary at Metromedia Fiber Network and Metromedia Company, Mitchell Stier, Assistant General Counsel at Metromedia Fiber Network and Metromedia Company, Silvia Kessel, Executive Vice President at Metromedia Fiber Network and President at Kluge & Company, with copies to Douglas Cifu, Valerie Demont and Tanya Rolle at Paul, Weiss, Rifkind, Wharton & Garrison as listed on Exhibit C;

               (j) to follow and act upon any written amendments, modifications or supplements to these instructions, any of which may be given to the Agent by any Designated Officer of the Company or such other person or persons as they shall designate in writing;

               (k) to return to the presentors, in accordance with the provisions of the L/T, any Initial Notes that were not received in proper order and as to which the irregularities or deficiencies were not cured or waived;

               (l) in the event the Exchange Offer is consummated, to deliver authenticated Exchange Notes to tendering Noteholders, in accordance with the instructions of such Noteholders specified in the respective L/T's, as soon as practicable after consummation thereof;

               (m) to determine that all endorsements, guarantees, signatures, authorities, stock transfer taxes (if any) and such other requirements are fulfilled in connection with any request for issuance of the Exchange Notes in a name other than that of the registered owner of the Initial Notes;

               (n) to deliver to, or upon the order of, the Company all Initial Notes received under the Exchange Offer, together with any related assignment forms and other documents by first class mail, return receipt requested under a blanket surety bond protecting the Agent and the Company from loss or liability arising out of the non-receipt or non-delivery of such Initial Notes or registered mail insured separately for the replacement value of each such Initial Notes; and

               (o) subject to the other terms and conditions set forth in this Agreement to take all other actions reasonable and necessary in the good faith judgment of the Agent, to effect the foregoing matters.

          The Agent shall:

               (a) have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing by you and the Company;

               (b) not be required to refer to any documents for the performance of its obligations hereunder other than this Agreement, the Prospectus, the L/T and the documents required to be submitted with the L/T; other than such documents, the Agent will not be responsible or liable for any terms, directions or information in the Prospectus or any other document or agreement unless the Agent specifically agrees thereto in writing;

               (c) not be required to act on the directions of any person, including the persons named above, unless the Company provides a corporate resolution to the Agent or other evidence satisfactory to the Agent of the authority of such person;

               (d) not be required to, and shall make no representations and have no responsibilities as to, the validity, accuracy, value or genuineness of
(i) the Exchange Offer, (ii) any Certificates, L/Ts or documents prepared by the Company in connection with the Exchange Offer or (iii) any signatures or endorsements, other than its own;

               (e) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity by the Company;

               (f) be able to rely on and shall be protected in acting on the written or oral instructions with respect to any matter relating to its actions as Agent specifically covered by this Agreement, of any Designated Officer of the Company;

               (g) be able to rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or any other document or security delivered to it and believed by it reasonably and in good faith to be genuine and to have been signed by the proper party or parties;

               (h) not be responsible for, or liable in any respect on account of, the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document or property under this Agreement and shall have no responsibility with respect to the use or application of any property delivered by it pursuant to the provisions hereof;

               (i) be able to consult with counsel satisfactory to it (including counsel for the Company or staff counsel of the Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with advice or opinion of such counsel;

               (j) not be called on at any time to advise, and shall not advise, any person delivering an L/T pursuant to the Exchange Offer as to the value of the consideration to be received;

               (k) not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith;

               (l) not be bound by any notice or demand, or any waiver or modification of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Agent signed by the proper authority or authorities and, if the Agent's duties or rights are affected, unless the Agent shall give its prior written consent thereto;

               (m) have no duty to enforce any obligation of any person to make delivery, or to direct or cause any delivery to be made, or to enforce any obligation of any person to perform any other act;

               (n) have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by the Agent to be taken or omitted, in good faith or in the exercise of the Agent's best judgment, in reliance upon such assumption; and

               (o) not be authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other persons or to engage or utilize any person to solicit tenders.

          (p) waive any lien, encumbrance or right of set-off whatsoever that the Agent may have with respect to funds deposited with the Agent for the payment of transfer taxes by reason of amounts, if any, borrowed by the Company, or any of its subsidiaries or affiliates pursuant to any loan or credit agreement with the Agent or for compensation owed to the Agent hereunder.

          (q) arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Tax Identification Numbers, and file any appropriate reports with the Internal Revenue Service. The Company understands that the Agent is required to deduct 31% on payments to holders who have not supplied their correct Taxpayer Identification Number or required certification. Such funds will be turned over to the Internal Revenue Service in accordance with applicable regulations.

          The Agent shall be entitled to compensation as set forth in Exhibit B attached hereto.

          The Company covenants and agrees to reimburse the Agent for, indemnify it against, and hold it harmless from any and all reasonable costs and expenses (including reasonable fees and expenses of one firm of counsel and allocated cost of staff counsel) that may be paid or incurred or suffered by it or to which it may become subject without gross negligence, willful misconduct or bad faith on its part by reason of or as a result of its compliance with the instructions set forth herein or with any additional or supplemental written or oral instructions delivered to it pursuant hereto, or which may arise out of or in connection with the administration and performance of its duties under this Agreement. The Company agrees to promptly notify the Agent of any extension of the Expiration Date.

          This Agreement shall be construed and enforced in accordance with the laws of the State of New York and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto. The parties agree to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York, New York County.

          Unless otherwise expressly provided herein, all notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand, facsimile or by First Class Mail, postage prepaid, shall be deemed given when received and shall be addressed to the Agent and the Company at the respective addresses listed below or to such other addresses as they shall designate from time to time in writing, forwarded in like manner.

               If to the Agent, to:

                    IBJ Whitehall Bank & Trust Company
                    One State Street

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                                                                               7


                    New York, NY 10004
                    Attention: Reorganization Operations Dept.
                    Telephone: (212) 858-2103
                    Facsimile:  (212) 858-2611

               with copies to:

                    IBJ Whitehall Bank & Trust Company
                    One State Street
                    New York, New York 10004
                    Attn: Corporate Finance Trust Services
                    Telephone: (212) 858-2529
                    Facsimile:  (212) 858-2952

               If to the Company, to:

                    Metromedia Fiber Network, Inc.
                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, NJ  07073-2173
                    Attention:  General Counsel
                    Telephone: (201) 531-8000
                    Facsimile:  (201) 531-2803

               with copies to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY  10019-6064
                    Facsimile:  (212) 757-3990
                    Attention:  Douglas A. Cifu, Esq.
                               James M. Dubin, Esq.

          Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, the indemnification and compensation provisions of this Agreement shall survive the termination of this Agreement. Upon any termination of this Agreement, the Agent shall promptly deliver to the Company any certificates for Securities, funds or property then held by you as Exchange Agent under this Agreement.

          This Agreement shall be binding and effective as of the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

                              IBJ Whitehall Bank & Trust Company


                              By:
                                 -------------------------------



                              Metromedia Fiber Network, Inc.


                              By:
                                 -------------------------------

                                                                       EXHIBIT A
                                    SAMPLE REPORT

Date:______________________________
Report Number:_____________________
As of Date: _______________________

Ladies & Gentlemen:

          As Exchange Agent for the Exchange Offer dated ___________, 1999, we hereby render the following report:


Principal Amount previously received:
                                                                   -------------

Principal Amount received today:
                                                                   -------------

Principal Amount received against Guaranteed Deliveries:
                                                                   -------------

Principal Amount withdrawn today:
                                                                   -------------

TOTAL PRINCIPAL AMOUNT RECEIVED TO DATE:
                                                                   =============



                                        Very truly yours,



                                        Reorganization Operations Dept.

                                                                       EXHIBIT B

                                     COMPENSATION


          The Agent for serving as the Exchange Agent pursuant to this Agreement, shall receive a fee of $2,500, payable upon commencement of the Exchange Offer, and the Agent's out-of-pocket expenses incurred in connection with completing its duties pursuant to this Agreement.

                                                                       EXHIBIT C


METROMEDIA FIBER NETWORK
One North Lexington Avenue
White Plains, NY 10601
Tel: (914) 421-6700

------------------------------------    --------------------------------------
             NAME                              BUSINESS TELEPHONE NUMBER
------------------------------------    --------------------------------------

Howard Finkelstein                      Tel: (914) 421-6702
PRESIDENT & CHIEF OPERATING OFFICER     Fax: (914) 421-6777

------------------------------------    --------------------------------------

Gerard Benedetto                        Tel: (914) 421-6705
CHIEF FINANCIAL OFFICER                 Fax: (914) 421-6777

------------------------------------    --------------------------------------


METROMEDIA COMPANY
One Meadowlands Plaza
East Rutherford, NJ 07073
Tel: (201) 531-8000

------------------------------------    --------------------------------------
             NAME                              BUSINESS TELEPHONE NUMBER
------------------------------------    --------------------------------------

Arnold L. Wadler                        Tel: (201) 531-8050
EVP, GENERAL COUNSEL & SECRETARY        Fax: (201) 531-2803

------------------------------------    --------------------------------------

Mitchell Stier                          Tel: (201) 531-8017
ASSISTANT GENERAL COUNSEL               Fax: (201) 531-2803

------------------------------------    --------------------------------------

KLUGE & COMPANY
215 East 67th Street
New York, NY 10021
Tel: (212) 696-4387


------------------------------------    --------------------------------------
             NAME                              BUSINESS TELEPHONE NUMBER
------------------------------------    --------------------------------------

Silvia Kessel                           Tel: (212) 606-4387
PRESIDENT                               Fax: (212) 606-4337

------------------------------------    --------------------------------------



PAUL, WEISS, RIFKIND, WHARTON AND GARRISON
1285 Avenue of the Americas
24th Floor
New York, NY 10019
Tel: (212) 373-3000

------------------------------------    --------------------------------------
             NAME                              BUSINESS TELEPHONE NUMBER
------------------------------------    --------------------------------------

Douglas A. Cifu                         Tel: (212) 373-3436
PARTNER                                 Fax: (212) 373-2274

------------------------------------    --------------------------------------

Valerie M. Demont                       Tel: (212) 373-3076
ASSOCIATE                               Fax: (212) 373-2315

------------------------------------    --------------------------------------

Tanya L. Rolle                          Tel: (212) 373-3384
ASSOCIATE                               Fax: (212) 373-2004

------------------------------------    --------------------------------------